                                                                     EXHIBIT 4.5

      Neither this warrant nor the shares of stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Act") or under the laws of any state. No sale, transfer or other disposition of this warrant or such shares may be effected without (i) an effective registration statement under such laws related thereto or (ii) an opinion of counsel for the holder, or other evidence, reasonably satisfactory to the Company, that such registration is not required.

                          OPEN PORT TECHNOLOGY, INC.

                       PREFERRED STOCK PURCHASE WARRANT
                       --------------------------------


Date of Issuance:  June 22, 1998  Certificate No. PW-1


      FOR VALUE RECEIVED, OPEN PORT TECHNOLOGY, INC., an Illinois corporation (the "Company"), hereby grants to Third Coast Venture Lease Partners I, L.P. ("Third Coast") or its registered assigns (the "Registered Holder") the right to purchase from the Company 9,876 shares of Warrant Stock at a price per share of $2.025 (as adjusted from time to time hereunder, the "Exercise Price"). This Warrant is being issued pursuant to the terms of the Warrant Purchase Agreement, dated as of June 22, 1998 (the "Purchase Agreement"), between the Company and Third Coast. Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

      This Warrant is subject to the following provisions:

Section 1.  Exercise of Warrant.
            -------------------

1.A.   Exercise Period.  The Registered Holder may exercise, in whole or in
       ---------------
part, the purchase rights represented by this Warrant at any time and from time to time after the date of issuance hereof to and including the tenth anniversary of the Commencement Date (as defined in the Equipment Financing) of the last Schedule under the Equipment Financing with Third Coast (the "Exercise Period"). The Company shall give the Registered Holder written notice of the expiration of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period. For purposes of this Warrant, "Trigger Date" shall mean the date upon which the aggregate amount of funds provided to the Company by Third Coast under the Equipment Financing exceeds $500,000.

1.B.   Exercise Procedure.
       ------------------

(i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

      (a) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

      (b)  this Warrant;

      (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit II hereto
                                                         ----------
      evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in
      Section 7 hereof; and

      (d) either (1) a cashier's check payable to the Company, or a wire transfer to the account designated by the Company, in an amount equal to the product of the Exercise Price multiplied by the number of shares of Warrant Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a fair market value (determined by the Board of Directors in their reasonable good faith judgment) equal to the Aggregate Exercise Price of the Warrant Stock being purchased upon such exercise (provided that for purposes of this subparagraph, the fair market value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Warrant Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Warrant Stock (assuming conversion thereof)is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

(ii) Certificates for shares of Warrant Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

(iii) The Warrant Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Warrant Stock at the Exercise Time.

(iv) The issuance of certificates for shares of Warrant Stock upon exercise of this Warrant shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Warrant Stock. Each share of Warrant Stock issuable upon exercise of this Warrant shall, upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof, excluding taxes based on the income of Purchaser.

(v) Assuming the satisfaction of all conditions for transfer, the Company shall not close its books against the transfer of this Warrant or of any share of Warrant Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

(vi) The Company shall reasonably cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company), except for registrations under the Act, the Securities Exchange Act of 1934 or under the laws of any state.

(vii) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering or the sale of the Company, the exercise of any portion of this Warrant may, at the election of the holder hereof, be conditioned upon the consummation of the public offering or the sale of the Company in which case such exercise shall not be deemed to be effective until the consummation of such transaction.

(viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Warrant Stock issuable upon the exercise of this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Warrant Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Warrant Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Warrant Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of this Warrant.

1.C.      Exercise Agreement.  Upon any exercise of this Warrant, the Exercise
          ------------------
Agreement shall be substantially in the form set forth in Exhibit I hereto,
                                                          ---------
except that if the shares of Warrant Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Warrant Stock are to be issued, and if the number of shares of Warrant Stock to be issued does not include all the shares of Warrant Stock purchasable hereunder, it shall also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

1.D.      Conversion or Redemption of the Preferred Stock.  Notwithstanding
          -----------------------------------------------
any other provision of this Warrant, if all of the issued and outstanding shares of the Company's Preferred Stock are (i) converted automatically into shares of Common Stock pursuant to paragraph 4(b) of the Company's Amended and Restated Articles of Incorporation (the "Automatic Conversion") or (ii) redeemed by the Company pursuant to paragraph 5 of the Company's Amended and Restated Articles of Incorporation (the "Complete Redemption"), this Warrant shall no longer be exercisable into shares of Preferred Stock but immediately upon the consummation of the Automatic Conversion or the Complete Redemption shall become exercisable into a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant as of the consummation of such event at an Exercise Price equal to the Series C Conversion Price (as defined under the Company's Amended and Restated Articles of Incorporation) in effect as of the consummation of such event. Following the occurrence of the Automatic Conversion or the Complete Redemption, the provisions of this Warrant shall continue to apply to the Warrant Stock which shall then be Common Stock. In addition to the foregoing, if the Complete Redemption has occurred, within 90 days thereafter and prior to any exercise of this Warrant, the holder of this Warrant may elect to surrender this Warrant to the Company for an amount payable in cash upon such surrender equal to the aggregate Fair Market Value (as defined in the Company's Amended and Restated Articles of Incorporation) of the Preferred Stock issuable upon exercise of this Warrant as of the Complete Redemption reduced by the aggregate Exercise Price of this Warrant at such time.

Section 2.  Adjustment of Exercise Price and Number of Shares.  The Exercise
            -------------------------------------------------
Price and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

2.A.           Subdivision or Combination of Warrant Stock.  If the Company at
               -------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the Warrant Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the Warrant Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Warrant Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

2.B.           Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, which in each case is effected in such a way that the holders of Warrant Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Warrant Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the Registered Holder shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Warrant Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Warrant Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

2.C.           Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Section 2 but not expressly provided for by such provisions, then the Company's board of directors shall make an appropriate adjustment in the Exercise Price and the number of shares of Warrant Stock obtainable upon exercise of this Warrant so as to protect the rights of the holder of this Warrant; provided that no such adjustment shall increase the Exercise Price or decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 2.

2.D.           Adjustments.  No adjustments in the Exercise Price need be made
               -----------
if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Exercise Price.

2.E.           Notices.
               -------

(i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail, and certifying the calculation of, such adjustment.

(ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record
(A) with respect to any dividend or distribution upon the Warrant Stock or the Common Stock, (B) with respect to any pro rata subscription offer to holders of Warrant Stock or Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

(iii) The Company shall also give written notice to the Registered Holder at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

Section 3.  Definitions.  The following terms have meanings set forth below:
            -----------

             "Common Stock" means, collectively, the Company's Common Stock
              ------------
and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

             "Equipment Financing" has the meaning set forth in the Purchase
              -------------------
Agreement.

             "Market Price" means with respect to each share of Common Stock:
              ------------

     (i) if the exercise is in connection with an initial public offering, and if the Company's Registration Statement relating to such public offering has been declared effective by the SEC, then the initial "Price to Public" specified in the final prospectus with respect to the offering (the foregoing shall not be construed as giving the Warrantholder any right to participate in or require any such initial public offering);

     (ii) if this Warrant is exercised after, and not in connection with the Company's initial public offering, and:

          (a) if traded on a securities exchange, the Market Price shall be deemed to be the average of the closing prices over a twenty-one
               (21) day period ending three days before the day the current Market Price of the securities is being determined; or

          (b) if actively traded over-the-counter, the Market Price shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the twenty-one (21) day period ending three days before the day the current Market Price of the securities is being determined ;

     (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ

     System or the over-the-counter market, the current Market Price of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by its Board of Directors, unless the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the Market Price of Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock on a common equivalent basis pursuant to such merger or acquisition.

          "Person" means an individual, a partnership, a joint venture, a
           ------
corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Preferred Stock" means the Company's Series C Convertible
           ---------------
Participating Preferred Stock, par value $.001 per share.

          "Warrant Stock" means the Company's Preferred Stock; provided that if
           -------------
there is a change such that the securities issuable upon exercise of the Warrant are issued by an entity other than the Company or there is a change in the type or class of securities so issuable, then the term "Warrant Stock" shall mean one share of the security issuable upon exercise of the Warrant if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          Other capitalized terms used in this Warrant but not defined herein shall have the meanings set forth in the Purchase Agreement.

Section 4.  No Voting Rights; Limitations of Liability.  This Warrant shall not
            ------------------------------------------
entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Stock, and no enumeration herein of the rights or privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price of Warrant Stock acquirable by exercise hereof or as a stockholder of the Company.

Section 5.  Warrant Transferable.  Subject to the transfer conditions referred
            --------------------
to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the
                                                    ----------
principal office of the Company.

Section 6.  Warrant Exchangeable for Different Denominations.  This Warrant is
            ------------------------------------------------
exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant shall be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

Section 7.  Replacement.  Upon receipt of evidence reasonably satisfactory to
            -----------
the Company (a sworn, notarized affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at the Warrantholder's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Section 8.  Notices.  Except as otherwise expressly provided herein, all
            -------
notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U. S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

Section 9.  Amendment and Waiver.  Except as otherwise provided herein, the
            --------------------
provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

Section 10.  Descriptive Headings; Governing Law.  The descriptive headings of
             -----------------------------------
the several Sections and paragraphs of this

                                 *     *     *

Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporation laws of the State of Illinois shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Illinois without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.


                                OPEN PORT TECHNOLOGY, INC.


                                By:  ____________________________

                                Its: ___________________________

        SCHEDULE OF THIRD COAST VENTURE LEASE PARTNERS 1, L.P. WARRANTS

--------------------------------------------------------------------------------
                                                                Number of Shares
 No.           Date of Warrant          Exercise Price          Subject to
                                                                Purchase
--------------------------------------------------------------------------------
 1.            6/22/98                  $2.03                   9,876
--------------------------------------------------------------------------------
 2.            6/22/98                  $2.03                   9,877
--------------------------------------------------------------------------------